SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  JUNE 30, 2000
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

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                      WEIDER NUTRITION INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                  333-12929               87-0563574
(State or other Jurisdiction  (Commission File           (IRS Employer
    of Incorporation)              Number)           Identification Number)

 2002 SOUTH 5070 WEST
 SALT LAKE CITY, UTAH
(Address of principal                                     84104-4726
  executive offices)                                      (Zip Code)

                                 (801) 975-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

      ITEM 5.  OTHER EVENTS

      On June 30, 2000, Weider Nutrition International, Inc. (the "Company") and its domestic subsidiaries entered into a new $90.0 million senior credit facility (the "New Credit Facility") with Bankers Trust Company, as Agent. The New Credit Facility replaced the Company's previous credit facility which expired on June 30, 2000.

      The New Credit Facility is comprised of a $30.0 million term loan and a $60.0 million revolving loan. Under the revolving loan, the Company may borrow up to the lesser of $60.0 million or the sum of (i) 85% of eligible accounts receivable and (ii) the lesser of $30.0 million or 65% of eligible inventory. The New Credit Facility contains customary terms and conditions, including, among others, financial covenants and limitations on the Company's ability to pay dividends under certain circumstances. The obligations of the Company under the New Credit Facility are secured by a first priority lien on all owned or acquired tangible and intangible assets of the Company and its domestic subsidiaries. Borrowings under the New Credit Facility bear interest at floating rates and the New Credit Facility matures on March 31, 2005.

      The New Credit Facility will be used to fund the normal working capital and capital expenditure requirements of the Company. At the inception of the New Credit Facility, the Company borrowed approximately $64.8 million (together with the proceeds from the subordinated loan discussed below) to repay in full its outstanding obligations under the previous credit facility and related financing costs of the New Credit Facility.

      Concurrently with the New Credit Facility, on June 30, 2000 the Company entered into a $10.0 million senior subordinated loan agreement (the "Subordinated Loan") with Wynnchurch Capital Partners, L.P. and Wynnchurch Capital Partners Canada, L.P. (collectively, "Wynnchurch"). The proceeds from the Subordinated Loan were used to repay outstanding obligations under the Company's previous credit facility. The Subordinated Loan contains customary terms and conditions, including, among others, financial covenants and limitations on the Company's ability to pay dividends under certain circumstances. The Subordinated Loan bears interests at 13% per annum and matures on June 30, 2006. As part of the Subordinated Loan transaction, the Company issued to Wynnchurch warrants to purchase up to 1,174,955 shares of the Company's Class A common stock at an exercise price of $0.01 per share, subject to certain customary antidilution provisions. The Company also granted certain registration rights with respect to the common stock issuable under the warrants pursuant to a Registration Rights Agreement dated as of June 30, 2000.

      The foregoing description of the New Credit Facility, Subordinated Loan, warrants and registration rights are qualified in their entirety by reference to the documents attached to this report as exhibits and incorporated herein by reference.

ITEM 7.  EXHIBITS.

      See the Exhibit index attached hereto.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WEIDER NUTRITION INTERNATIONAL, INC.
                                 (Registrant)


                                 By:    ________________________________________
                                 Name:  Joseph W. Baty
                                 Title: Executive Vice President and Chief
                                          Financial Officer

Date:  July 17, 2000

                                  EXHIBIT INDEX

The following exhibits are filed with the Current Report on Form 8-K.

EXHIBIT NO.        DESCRIPTION
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 4.1               Credit Agreement dated as of June 30, 2000 among
                   Weider Nutrition Group, Inc. and Bankers Trust Company.

 4.2 Senior Subordinated Loan Agreement dated as of June 30, 2000 among Wynnchurch Capital Partners, L.P., Wynnchurch Capital Partners Canada, L.P. and Weider Nutrition Group, Inc.

 4.3 Warrants to Purchase Shares of Class A Common Stock of Weider Nutrition International, Inc.

 4.4 Registration Rights Agreement dated as of June 30, 2000 among Wynnchurch Capital Partners, L.P.,
                   Wynnchurch Capital Partners Canada, L.P. and Weider Nutrition Group, Inc.